Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-271984 on Form F-3 and Registration Statement Nos. 333-206803, 333-221019, 333-229429, 333-258624 and 333-274190 on Form S-8 of our report dated April 22, 2024, relating to the financial statements of Xylo Technologies Ltd., formerly known as Medigus Ltd., appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

April 22, 2024